Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44204

PROSPECTUS SUPPLEMENT DATED October 10, 2000

(To Prospectus filed on September 6, 2000)


                                PMC-SIERRA, INC.


                                   PROSPECTUS

                         550,303 Shares of Common Stock



         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.



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         The table captioned "Selling Stockholders"  commencing on page 4 of the
Prospectus is hereby amended to reflect the following additions and changes.


                                                                  Shares to be
                                                                Offered for the
      Selling Stockholders                                   Selling Stockholder
-------------------------------------                       --------------------

The Sandra Chapman Trust                                                  4,825